Exhibit 99.1

Battalion Oil Corporation Announces Fourth Quarter 2024 Financial and Operating Results

HOUSTON, TEXAS – March 31, 2025 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the fourth quarter of 2024.

Key Highlights

●	Completed the refinancing of our term loan on favorable terms resulting in an increase in liquidity
●	Generated full-year sales volumes of 12,667 barrels of oil equivalent per day (“Boe/d”) (51% oil)
●	Continued to lower capex per well, outperforming AFE estimates
●	AGI facility online and treated 1.8 Bcf for the fourth quarter of 2024
●	Spud two additional wells in Monument Draw in December to commence 2025 six-well activity plan
●	Year-end 2024 reserves of approximately 64.9 million barrels of oil equivalent (“MMBoe”) with a standardized measure of discounted future net cash flows of approximately $447.7 million
●	Terminated the previously announced Merger Agreement with Fury

Management Comments

The Company concluded its 2024 six-well campaign ahead of planned timing and under budget on each pad. Final well capital remains under $950 per lateral foot.  The completed pad wells are producing ahead of type curve with the newest pad averaging over 811 Boe/d across the initial 120 days online, the second pad exceeding 747 Boe/d across the initial 275 days online and the first pad exceeding 1,085 Boe/d across 404 days on production. In December 2024, the Company also commenced drilling operations in Monument Draw as part of its 2025 six-well activity plan. As of the date of this release, the Company has drilled four of these wells in Monument Draw and has commenced completion operations on the first two wells. All wells are ahead of plan and under budget. The final two wells are permitted in the Company’s West Quito asset area with additional permits and drilling pads being built in Hackberry Draw.

During the fourth quarter 2024, the acid gas injection (“AGI”) facility treated approximately 20 MMcf/d average and returned approximately 16 MMcf/d of sweet gas to the Company for sales to its midstream partner. To date, the AGI facility has processed more than 6.9 Bcf of sour gas and allowed the Company to realize substantial savings compared to treating alternatives.

Results of Operations

Average daily net production and total operating revenue during the fourth quarter of 2024 were 12,750 Boe/d (55% oil) and $49.7 million, respectively, as compared to production and revenue of 12,022 Boe/d (46% oil) and $47.2 million, respectively, during the fourth quarter of 2023. The increase in revenues in the fourth quarter of 2024 as compared to the fourth quarter of 2023 is primarily attributable to an approximate 728 Boe/d increase in average daily production partially offset by a $0.22 decrease in average realized prices (excluding the impact of hedges). Excluding the impact of hedges, Battalion realized 96.9% of the average NYMEX oil price during the fourth quarter of 2024. Realized hedge gains totaled approximately less than $0.1 million during the fourth quarter of 2024.

Lease operating and workover expense was $11.26 per Boe in the fourth quarter of 2024 versus $11.87 per Boe in the fourth quarter of 2023. The decrease in lease operating and workover expense per Boe year-over-year is primarily a result of the increase in average daily production. Gathering and other expenses were $10.45 per Boe in the fourth quarter of 2024 versus $13.31 per Boe in the fourth quarter of 2023. The decrease in gathering and other expenses per Boe is primarily related to the start-up of the AGI facility and lower treating fees associated compared to the Valkyrie (liquid redox) plant.  General and administrative expenses were $6.04 per Boe in the fourth quarter of 2024 compared to $4.93 per Boe in the fourth quarter of 2023. The increase in general and administrative expense is primarily attributable to an increase in audit, legal and transaction costs associated with the terminated merger with Fury Resources. Excluding non-recurring charges, general and administrative expenses would have been $3.22 per Boe in the fourth quarter of 2024 compared to $3.78 per Boe in the fourth quarter of 2023.

For the fourth quarter of 2024, the Company reported a net loss available to common stockholders of $30.9 million and a net loss of $1.88 per share available to common stockholders. After adjusting for selected items, the Company reported an adjusted diluted net loss available to common stockholders for the fourth quarter of 2024 of $0.7 million or an adjusted diluted net loss of $0.04 per common share (see Reconciliation for additional information). Adjusted EBITDA during the quarter ended December 31, 2024 was $18.0 million as compared to $10.0 million during the quarter ended December 31, 2023 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of December 31, 2024, the Company had $162.1 million of indebtedness outstanding. Total liquidity on December 31, 2024, made up of cash and cash equivalents, was $19.7 million.

On January 9, 2025, the Company incurred incremental term loans in the aggregate principal amount of $63.0 million, resulting in a net increase in liquidity of $61.3 million.

For further discussion on our liquidity and balance sheet, as well as recent developments, refer to Management’s Discussion and Analysis and Risk Factors in the Company’s Form 10-K.

Merger Agreement with Fury Resources

Subsequent to several amendments to the previously disclosed Agreement and Plan of Merger, dated December 14, 2023 (as amended, the “Merger Agreement”) and upon the failure of Fury Resources, Inc. to meet the funding and closing requirements of the Merger Agreement, the Company terminated the Merger.

Refinanced Term Loan Agreement

On December 26, 2024, the Company entered into the Second Amended and Restated Senior Secured Credit Agreement with Fortress Credit Corp., as administrative agent, and certain other financial institutions, as lenders (the “2024 Term Loan Agreement”). Pursuant to the 2024 Term Loan Agreement, the Company entered into an initial term loan facility in the aggregate principal amount of $162.0 million, funded on December 26, 2024 and an incremental term loan facility in the aggregate principal amount of up to $63.0 million. On January 9, 2025, the Company entered into the First Amendment to the 2024 Term Loan Agreement and incurred $63.0 million of Incremental Term Loans (the “2024 Amended Term Loan Agreement”), resulting in total outstanding borrowings of $225.0 million.

The maturity date of the 2024 Amended Term Loan Agreement is December 26, 2028.

All obligations under the Company’s existing term loan agreement were refunded, refinanced and repaid in full by the loans under the 2024 Term Loan Agreement as the net proceeds of the 2024 Term Loan Agreement were used to repay all outstanding indebtedness under the existing term loan agreement in an aggregate amount of approximately $152.1 million, including accrued and unpaid interest, and to pay related fees and expenses related to the new credit agreement.

The Company is required to make scheduled quarterly amortization payments in an aggregate principal amount equal to 2.50% of the aggregate principal amount of the loans outstanding commencing with the fiscal quarter ending June 30, 2025. Under the 2024 Amended Term Loan Agreement, the Company must make scheduled amortization payments in the aggregate amount of $16.9 million in 2025 and $22.5 million in 2026.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Matthew B. Steele

Chief Executive Officer & Principal Financial Officer

832-538-0300

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023

Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$43,934	$39,562	$174,607	$183,634
Natural gas	447	2,429	(2,213)	11,057
Natural gas liquids	5,118	4,921	20,822	23,814
Total oil, natural gas and natural gas liquids sales	49,499	46,912	193,216	218,505
Other	154	330	677	2,257
Total operating revenues	49,653	47,242	193,893	220,762

Operating expenses:
Production:
Lease operating	11,082	10,656	45,275	44,864
Workover and other	2,127	2,480	5,215	7,149
Taxes other than income	2,366	2,266	11,238	11,943
Gathering and other	12,263	14,718	54,117	63,575
General and administrative	7,091	5,453	18,356	19,025
Depletion, depreciation and accretion	14,155	12,337	52,926	56,624
Impairment of contract asset	18,511	—	18,511	—
Total operating expenses	67,595	47,910	205,638	203,180
(Loss) income from operations	(17,942)	(668)	(11,745)	17,582

Other income (expenses):
Net (loss) gain on derivative contracts	(1,624)	42,430	2,308	12,689
Interest expense and other	4,853	(9,074)	(14,956)	(33,319)
Loss on extinguishment of debt	(7,489)	—	(7,489)	—
Total other income expenses	(4,260)	33,356	(20,137)	(20,630)
(Loss) income before income taxes	(22,202)	32,688	(31,882)	(3,048)
Income tax benefit (provision)	—	—	—	—
Net (loss) income	$(22,202)	$32,688	$(31,882)	$(3,048)
Preferred dividends	(8,679)	(5,695)	(32,219)	(12,047)
Net (loss) income available to common stockholders	$(30,881)	$26,993	$(64,101)	$(15,095)

Net (loss) income per share of common stock:
Basic	$(1.88)	$1.64	$(3.90)	$(0.92)
Diluted	$(1.88)	$1.63	$(3.90)	$(0.92)
Weighted average common shares outstanding:
Basic	16,457	16,457	16,457	16,441
Diluted	16,457	16,517	16,457	16,441

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$19,712	$57,529
Accounts receivable, net	26,298	23,021
Assets from derivative contracts	6,969	8,992
Restricted cash	91	90
Prepaids and other	982	907
Total current assets	54,052	90,539
Oil and natural gas properties (full cost method):
Evaluated	816,186	755,482
Unevaluated	49,091	58,909
Gross oil and natural gas properties	865,277	814,391
Less - accumulated depletion	(497,272)	(445,975)
Net oil and natural gas properties	368,005	368,416
Other operating property and equipment:
Other operating property and equipment	4,663	4,640
Less - accumulated depreciation	(2,455)	(1,817)
Net other operating property and equipment	2,208	2,823
Other noncurrent assets:
Assets from derivative contracts	4,052	4,877
Operating lease right of use assets	453	1,027
Other assets	2,278	17,656
Total assets	$431,048	$485,338

Current liabilities:
Accounts payable and accrued liabilities	$52,682	$66,525
Liabilities from derivative contracts	12,330	17,191
Current portion of long-term debt	12,246	50,106
Operating lease liabilities	406	594
Total current liabilities	77,664	134,416
Long-term debt, net	145,535	140,276
Other noncurrent liabilities:
Liabilities from derivative contracts	6,954	16,058
Asset retirement obligations	19,156	17,458
Operating lease liabilities	84	490
Other	—	2,084
Commitments and contingencies
Temporary equity:
Redeemable convertible preferred stock: 138,000 shares and 98,000 shares	177,535	106,535
of $0.0001 par value authorized, issued and outstanding as of
December 31, 2024 and 2023, respectively
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,456,563 shares issued and outstanding as of December 31, 2024
and 2023	2	2
Additional paid-in capital	288,993	321,012
Accumulated deficit	(284,875)	(252,993)
Total stockholders' equity	4,120	68,021
Total liabilities and stockholders' equity	$431,048	$485,338

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(22,202)	$32,688	$(31,882)	$(3,048)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depletion, depreciation and accretion	14,155	12,337	52,926	56,624
Impairment of contract asset	18,511	—	18,511	—
Stock-based compensation, net	12	161	152	(1,070)
Unrealized gain on derivative contracts	1,648	(45,403)	(11,116)	(21,934)
Amortization/accretion of financing related costs	1,469	1,826	6,418	7,615
Loss (gain) on extinguishment of debt	7,489	—	7,489	—
Accrued settlements on derivative contracts	1,505	(2,587)	403	259
Change in fair value of embedded derivative liability	(761)	530	(2,084)	(2,052)
Other expense (income)	46	214	324	358
Cash flow from operations before changes in working capital	21,872	(234)	41,141	36,752
Changes in working capital	(15,186)	6,758	(5,786)	(19,163)
Net cash provided by operating activities	6,686	6,524	35,355	17,589

Cash flows from investing activities:
Oil and natural gas capital expenditures	(12,847)	(16,196)	(64,625)	(46,288)
Proceeds received from sales of oil and natural gas assets	—	3,740	7,015	4,929
Acquisition of oil and natural gas properties	—	—	(47)	—
Other operating property and equipment capital expenditures	(4)	(17)	(23)	(153)
Contract asset	—	(3,705)	(7,737)	(10,308)
Other	(6)	1,439	(26)	(25)
Net cash used in investing activities	(12,857)	(14,739)	(65,443)	(51,845)

Cash flows from financing activities:
Proceeds from borrowings	162,000	—	162,000	-
Repayments of borrowings	(147,726)	(10,027)	(200,109)	(35,093)
Payment of deferred financing costs	(8,225)	—	(8,400)	—
Proceeds from issuance of preferred stock	—	33,182	38,781	94,607
Merger deposit	(10,000)	—	—	—
Other	—	(1)	—	(455)
Net cash (used in) provided by financing activities	(3,951)	23,154	(7,728)	59,059

Net (decrease) increase in cash, cash equivalents and restricted cash	(10,122)	14,939	(37,816)	24,803

Cash, cash equivalents and restricted cash at beginning of period	29,925	42,680	57,619	32,816
Cash, cash equivalents and restricted cash at end of period	$19,803	$57,619	$19,803	$57,619

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Production volumes:
Crude oil (MBbls)	643	510	2,363	2,415
Natural gas (MMcf)	1,861	2,102	7,814	8,718
Natural gas liquids (MBbls)	220	246	971	1,163
Total (MBoe)	1,173	1,106	4,636	5,031
Average daily production (Boe/d)	12,750	12,022	12,667	13,784

Average prices:
Crude oil (per Bbl)	$68.33	$77.57	$73.89	$76.04
Natural gas (per Mcf)	0.24	1.16	(0.28)	1.27
Natural gas liquids (per Bbl)	23.26	20.00	21.44	20.48
Total per Boe	42.20	42.42	41.68	43.43

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(8.99)	$(10.43)	$(11.32)	$(7.76)
Natural gas (per Mcf)	3.12	1.12	2.30	1.09
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	0.02	(2.69)	(1.90)	(1.84)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$59.34	$67.14	$62.57	$68.28
Natural gas (per Mcf)	3.36	2.28	2.02	2.36
Natural gas liquids (per Bbl)	23.26	20.00	21.44	20.48
Total per Boe	42.22	39.73	39.78	41.59

Average cost per Boe:
Production:
Lease operating	$9.45	$9.63	$9.77	$8.92
Workover and other	1.81	2.24	1.12	1.42
Taxes other than income	2.02	2.05	2.42	2.37
Gathering and other	10.45	13.31	11.67	12.64
General and administrative, as adjusted (1)	3.21	3.63	2.72	3.39
Depletion	11.71	10.80	11.06	10.97

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$6.04	$4.93	$3.96	$3.78
Stock-based compensation:
Non-cash	(0.01)	(0.15)	(0.03)	0.21
Non-recurring (charges) credits and other:
Cash	(2.82)	(1.15)	(1.21)	(0.60)
General and administrative, as adjusted(2)	$3.21	$3.63	$2.72	$3.39
Total operating costs, as reported	$29.77	$32.16	$28.94	$29.13
Total adjusting items	(2.83)	(1.30)	(1.24)	(0.39)
Total operating costs, as adjusted(3)	$26.94	$30.86	$27.70	$28.74

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
As Reported:
Net (loss) income available to common stockholders - diluted (1)	$(30,881)	$26,993	$(64,101)	$(15,095)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$96	$(38,604)	$(10,371)	$(22,601)
Natural gas	1,552	(6,799)	(745)	667
Total mark-to-market non-cash charge	1,648	(45,403)	(11,116)	(21,934)
Impairment of contract asset	18,511	—	18,511	—
Loss (gain) on extinguishment of debt	7,489	—	7,489	—
Change in fair value of embedded derivative liability	(761)	529	(2,084)	(2,053)
Non-recurring charges (credits)	3,310	1,268	5,609	3,042
Selected items, before income taxes	30,197	(43,606)	18,409	(20,945)
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	$30,197	$(43,606)	$18,409	$(20,945)

Net (loss) available to common stockholders, as adjusted (2)	$(684)	$(16,613)	$(45,692)	$(36,040)

Diluted net (loss) income per common share, as reported	$(1.88)	$1.63	$(3.90)	$(0.92)
Impact of selected items	1.84	(2.65)	1.12	(1.29)
Diluted net (loss) per common share, excluding selected items (2)(3)	$(0.04)	$(1.02)	$(2.78)	$(2.21)

Net cash provided by operating activities	$6,686	$6,524	$35,355	$17,589
Changes in working capital	15,186	(6,758)	5,786	19,163
Cash flow from operations before changes in working capital	21,872	(234)	41,141	36,752
Cash components of selected items	2,611	4,707	6,012	3,301
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$24,483	$4,473	$47,153	$40,053

(1)	Amount reflects net (loss) income available to common stockholders on a diluted basis for earnings per share purposes as calculated using the two-class method of computing earnings per share which is further described in Note 15, Earnings Per Share in our Form 10-K for the year ended December 31, 2024.
(2)	Net (loss) income per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	The impact of selected items for the three and twelve months ended December 31, 2024 were calculated based upon weighted average diluted shares of 16.5 million, due to the net (loss) available to common stockholders, excluding selected items. The impact of selected items for the three and twelve months ended December 31, 2023 were calculated based upon weighted average diluted shares of 16.5 million and 16.4 million shares, respectively, due to the net (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Net income (loss), as reported	$(22,202)	$32,688	$(31,882)	$(3,048)
Impact of adjusting items:
Interest expense	6,135	8,917	29,009	36,511
Depletion, depreciation and accretion	14,155	12,337	52,926	56,624
Impairment of contract asset	18,511	—	18,511	—
Stock-based compensation	12	161	152	(1,070)
Interest income	(278)	(525)	(2,122)	(1,243)
Loss (gain) on extinguishment of debt	7,489	—	7,489	—
Unrealized loss (gain) on derivatives contracts	1,648	(45,403)	(11,116)	(21,934)
Change in fair value of embedded derivative liability	(761)	529	(2,084)	(2,053)
Merger Termination Payment	(10,000)	—	(10,000)	—
Non-recurring charges (credits) and other	3,310	1,268	5,609	2,728
Adjusted EBITDA(1)	$18,019	$9,972	$56,492	$66,515

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Net income (loss), as reported	$(22,202)	$21,628	$(105)	$(31,203)
Impact of adjusting items:
Interest expense	6,135	6,873	7,610	8,391
Depletion, depreciation and accretion	14,155	12,533	13,213	13,025
Impairment of contract asset	18,511	—	—	—
Stock-based compensation	12	5	36	99
Interest income	(278)	(509)	(634)	(701)
Loss (gain) on extinguishment of debt	7,489	—	—	—
Unrealized loss (gain) on derivatives contracts	1,648	(28,091)	(4,434)	19,761
Change in fair value of embedded derivative liability	(761)	41	(436)	(928)
Merger Termination Payment	(10,000)	—	—	—
Non-recurring charges (credits) and other	3,310	978	384	937
Adjusted EBITDA(1)	$18,019	$13,458	$15,634	$9,381

Adjusted LTM EBITDA(1)	$56,492

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

Net income (loss), as reported	$32,688	$(53,799)	$(4,748)	$22,811
Impact of adjusting items:
Interest expense	8,917	9,219	9,366	9,009
Depletion, depreciation and accretion	12,337	13,426	14,713	16,148
Stock-based compensation	161	(686)	(772)	227
Interest income	(525)	(293)	(234)	(191)
Unrealized loss (gain) on derivatives contracts	(45,403)	46,805	(2,332)	(21,004)
Change in fair value of embedded derivative liability	529	(1,878)	358	(1,062)
Non-recurring charges (credits) and other	1,268	831	477	152
Adjusted EBITDA(1)	$9,972	$13,625	$16,828	$26,090

Adjusted LTM EBITDA(1)	$66,515

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.